Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SECOND
AMENDMENT TO
SERVICE LEVEL
AGREEMENT

This Second Amendment to the Service Level Agreement (the “First Amendment”) is entered into as of June 25, 2018,

By and between

WISeKey Semiconductors (formerly Inside Secure), a French société anonyme, registered with the Trade and Companies Register of Aix-en-Provence under number 399 275 395, having a principal place of business at Arteparc de Bachasson — Bat A, Rue de la Carriere de Bachasson, CS 70025, 13590 Meyreuil, France (“Customer” or “WISeKey”),

On the one hand

And

Presto Engineering Inc. a Delaware company with its principal place of business located at 109 Bonaventura Drive, San Jose CA 95134, USA,

and Presto Engineering HVM, a French société par actions simplifée á associé unique, registered with the Trade and Companies Register of Aix-en-Provence under number 811 737 113, with a share capital of 1 euro, having a principal place of business at Arteparc de Bachasson – Bat A, Rue de la Carriere de Bachasson, CS 70025, 13590 Meyreuil, France, (Presto Engineering Inc. and Presto Engineering HVM shall hereafter be collectively referred to as “Service Provider” or “Presto”).

Customer and Service Provider shall be known individually as a “Party” and collectively as the

“Parties.”

RECITALS

WHEREAS, Customer and Service Provider entered into the Service Level Agreement effective as of June 30, 2015 (the “Service Level Agreement’), whereby Service Provider has agreed to provide Customer with Services for new products introduction and Services for supply chain management;

WHEREAS, in view of the foregoing, Customer and Service Provider desire to amend the Service Level Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	NPI and SOW

a.	Customer will give visibility on its needs to Service Provider by sharing its Roadmap and update it every 3 months for the provision of the Services by the Service provider.

b.	For each NPI SOW, Service Provider will issue a quotation. Customer will place a Purchase Order at the beginning of the project with regards to the relevant SOW-Project part. By accepting the Purchase Order, the Project will start according to the time-table agreed upon.

c.	If the EVR is successful, Customer will place a second Purchase Order for the SOW – Industrialization part that will come after the SOW-Project part.

d.	Customer will place an additional Purchase Order for the product debug section or any other additional options.

e.	For every Purchase Order placed, Presto will ensure that the necessary resources are available to complete the relevant project part within the time-frame agreed upon.

f.	Presto will invoice on a [***] basis [***] of the quotation for each project phase. [***] is defined as the integer number of [***] for the project phase duration. If the total project phase duration is higher than one entire number of [***], the Parties will use a pro rata for the latest [***]. If the project is executed according to the milestone agreed upon, Customer will pay the fee as per the quotation.

g.	Presto and Customer will define some project milestones (typically 6 to 8 per project in order to monitor that the project is progressing as per the PP.

h.	In case of major (*) deviation versus the PP milestones identified (for instance, Customer product bugs are too severe and the project is either cancelled or severely delayed – Other example = [***], the company which caused the deviation will be liable for the incremental cost, i.e. if Presto is responsible, Customer will stop to pay, if Customer is responsible, Customer will continue to pay even if Presto [***]. If the project is not executed according to the milestones caused by the Service Provider, Presto will [***]. If the project is not executed according to the milestones caused by the Customer or if the Customer cancels the project, Presto will [***].

(*) A major deviation being more than [***] that cannot be compensated.

i.	If the Customer cancels any order for Engineering Services, the Customer shall pay the Company all out-of-pocket costs and expenses of material and/or labor costs actually incurred by the Company up to and including the date of the Customer’s cancellation notice received by the Company, less amounts received by the Company from Customer for such Services as of such cancellation date. Labor costs shall be calculated by multiplying the total hours worked by the Company’s hourly billing rate as agreed upon.

j.	The Parties use its best effort to reach an agreement if the project is severely delayed due to Presto leading to a project stop.

k.	If the project is delayed or stopped for any reasons or if any unforeseeable events occurs, the Parties shall cooperate to find a reasonable solution to limit the consequences for both parties

[2]

2.	Sustaining

a.	Customer will place a Purchase Order for [***] based on an agreed number of [***]

b.	Presto will invoice on a [***] basis.

c.	Presto will monitor actuals.

d.	Customer and Presto will adjust the next [***] Purchase Order in case of need (depending on actuals and projected activities).

e.	If the actuals are below the resources requested to the Purchase Order, the adjustment shall be compensated into the next [***] (either by adjustment on the new order or additional hours allocated). If no compensation is executed by [***], Presto will credit Customer for the delta of hours.

f.	If the actuals assigned by Presto are below [***], and if there is no possibility to offset it on the [***] thereafter, both WISeKey and Presto will work in good faith to find a compensation earlier than on the next [***] (credit, or tester time allocation etc.).

3.	SCM

a.	The monthly cost to be applied will be established based on the [***] at the beginning of the period ([***]).

b.	If the FCST for this period is [***], the monthly fee on the orders and invoices that will apply is [***], starting with the first wafer.

c.	After a [***] activity, the Parties will reassess the [***] fees based on the FCST covering the same period ([***]).

d.	If the FCST for period mentioned is still [***], the [***] fee will be maintained at [***]. If the FCST is reduced to [***], the Parties will adjust to [***] the past [***] and will apply [***] for the next [***] (and the opposite if the FCST for the period started to be below [***] and increased to be above [***] after [***])

e.	This mechanism described above will be applied for every beginning of the period, starting [***].

f.	The mechanism described above will also apply for the packaged products.

4.	Payment Terms

The payment terms are [***] at invoice in Q3 2018, and [***] for invoice starting October 2018 onwards.

5.	Validity and Effect of Second Amendment. Except as expressly modified by this Second Amendment, the Service Level Agreement shall remain in full force and effect in accordance with its terms. To the extent that there are any inconsistencies or ambiguities between this Second Amendment and the Service Level Agreement, the terms of this Second Amendment shall supersede.

6.	Joint and Several Liability. Presto Engineering Inc. and Presto Engineering HVM will be jointly and severally liable to Customer for the performance of the Service Level Agreement, as amended hereby, and for any obligations, warranties, indemnifications and liabilities that may arise in connection with the Service Level Agreement, as amended.

[3]

7.	Law and Jurisdiction. This Agreement is governed by, and shall be constructed in accordance with French laws, without regard to any conflicts of laws provisions. If the Parties have not resolved a dispute by finding a settlement agreement, the courts of Paris shall have exclusive jurisdiction to settle the dispute and to hear and decide any suit, action or proceedings relating to the dispute. For these purposes, each Party irrevocably submits to the exclusive jurisdiction of the Paris Commercial Court, regardless of where the Service is performed or the domicile of the defendant. The Parties expressly agree that this Article also applies in case of multiple defendants or appeals.

8.	Counterparts. This First Amendment is issued in three (3) original counterparts.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed by their duly authorized representatives.

WISeKey Semiconductors		Presto Engineering Inc.

By:	/s/ Bernard Vian	By:	/s/ Michele Villemain

Name:	/s/ Bernard Vian	Name:	Michele Villemain

Title:	General Manager	Title:	CEO

Date:	7/16/18	Date:	7/16/18

Presto Engineering HVM

By:	/s/ Michele Villemain

Name:	Michele Villemain

Title:	PDG

Date:	16-07-2018

[4]